Exhibit 23.1

May 7, 2021

LPL Financial Holdings Inc.

4707 Executive Drive

San Diego, CA 92121

Independent Auditors’ Consent Letter

We consent to the incorporation by reference in this Registration Statement 333-209730 on Form S-8 of our reports dated February 23, 2021, relating to the financial statements of LPL Financial Holdings Inc. and subsidiaries, and the effectiveness of LPL Financial Holdings Inc. and subsidiaries internal control over financial reporting, appearing in the Annual Report on Form 10-K of LPL Financial Holdings Inc. for the year ended December 31, 2020.

/s/ DELOITTE & TOUCHE LLP

San Diego, CA

May 7, 2021